EXHIBIT 23.2
CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.,
INDEPENDENT PETROLEUM ENGINEERS
     As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-14145, 333-39309, 333-88475, 333-53632, 333-99959 and 333-125050) and on Form S-3 (Nos. 333-52522, 333-65720, 333-118376, 333-118377 and 333-129628) of Toreador Resources Corporation of our estimates of reserves included in this Annual Report on Form 10-K and to all references to our firm included in this Annual Report.

/s/ LAROCHE PETROLEUM CONSULTANTS

LAROCHE PETROLEUM CONSULTANTS, LTD.
Dallas, Texas
March 30, 2006